Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Tecogen, Inc. of our report dated March 18, 2025, relating to the consolidated financial statements of Tecogen, Inc. appearing in the Annual Report on Form 10-K of Tecogen, Inc. for the years ended December 31, 2024, and 2023.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
July 14, 2025